UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 18, 2009

Communication Intelligence Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19301	94-2790442
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of principal executive offices)

(650) 802-7888
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Director.

On September 18, 2009, Mr. C.B. Sung,  after years of dedicated service on the Board since the inception of the Company, has decided it is time to leave the Board  thereby  reducing the increasing commitment of personal time required in serving on the Board and related committees of a public company. The Company expresses its sincere appreciation for his years of service and significant contributions.

Item 5.02(d) Election of Director.

On September 18, 2009, Mr. Kurt E. Amundson was appointed as a director of the Company by the Company’s board of directors. Mr. Amundson was also appointed chair of the Company’s Finance Committee and Nominating Committee, and as a member of the Company’s Audit Committee and Compensation Committee.

Mr. Amundson has over 25 years of experience in financial and operating management, including 20 years at the CFO level of responsibility and higher predominately with high tech firms in the Silicon Valley area.

Mr. Amundson began his career with Price Waterhouse & Co. - San Jose, California in 1980 after graduating from California Polytechnic State University. He attained his CPA certification in 1983.  His experience as a VP-Finance/CFO of public companies includes: Proxim, Inc., Mountain View, CA, Abaxis, Inc., Sunnyvale, CA., Metra Biosystems, Inc. Mountain View, CA., Shaman Pharmaceuticals, Inc., South San Francisco, CA, Adesso Healthcare Technology Services, Inc. San Jose, CA, and Cerco Medical, San Francisco, CA. Mr. Amundson’s COO/President experience includes positions with Medisys, Plc, Menlo Park, CA. and Tuaki Medical, Inc., San Francisco, CA.  He is presently CEO of KSE Consulting, focused primarily on financial management consulting.

As Chief Financial Officer, Mr. Amundson’s experience includes successfully leading multiple public financings and IPOs, a secondary financing, Eurobond Financing, and multiple private and venture capital backed equity financings. He has worked with multiple investment banks in the execution of successful public financings including Cowen & Co., Robertson Stephens & Co., Hambrecht & Quist, Furman Selz, Volpe Welty and Co., Nomura Securities (London), UBS Warburg (prior to merger with Paine Webber), CIBC World Markets/Oppenheimer & Co., and U.S. Bancorp Piper Jaffray.

Pursuant to Company policies Mr. Amundson, as a first year non-employee director, has been granted options to acquire 50,000 shares of the Company’s common stock under the Company’s 2009 Stock Compensation Plan at a per share exercise price equal to the closing per share market price of the Company’s common stock on the date of grant. Such options are fully vested on the date of grant and have a seven-year term. Further to the Company’s policies, Mr. Amundson, as a non-employee director, will receive $1,000 for each Board meeting attended and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending such meetings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Communication Intelligence Corporation
Date: September 21, 2009
	By:	/s/ Francis V. Dane

Francis V. Dane
(Chief Financial Officer)